Filed Pursuant to Rule 424(b)(5)
Registration No. 333-164891

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities, and we and the selling stockholder are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 12, 2010

Prospectus Supplement

(To Prospectus dated April 9, 2010)

16,000,000 Shares

ALPHATEC HOLDINGS, INC.

Common Stock

We are offering 8,000,000 shares of our common stock and the selling stockholder identified in this prospectus supplement is offering 8,000,000 shares of our common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. Our common stock is listed on The NASDAQ Global Market under the symbol “ATEC.” On April 9, 2010, the last reported sale price of our common stock was $6.37 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions	$	$
Proceeds to Alphatec Holdings (Before Expenses)	$	$
Proceeds to Selling Stockholder (Before Expenses)	$	$

Delivery of the shares of common stock is expected to be made on or about April     , 2010. We and the selling stockholder have granted the underwriters an option for a period of 30 days to purchase an aggregate of up to an additional 2,400,000 shares of common stock, consisting of up to 1,200,000 shares from us and up to 1,200,000 shares from the selling stockholder, to cover overallotments. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $            , and the total proceeds, before expenses, to us will be $            . Discounts, commissions and proceeds will be prorated between us and the selling stockholder.

Joint Book-Running Managers

Jefferies & Company	Canaccord Adams

Co-Managers

Cowen and Company	Lazard Capital Markets

Prospectus Supplement dated April     , 2010

About This Prospectus Supplement

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information about securities we and the selling stockholders named therein may offer from time to time, some of which may not apply to the common stock that we and the selling stockholder are offering in this offering. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” in this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference and the accompanying prospectus before buying any of the common stock being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein or therein to the extent they are made after the statements contained in the accompanying prospectus or the documents incorporated by reference herein or therein.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We, the underwriters and the selling stockholder have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

The representations, warranties and covenants made by us or the selling stockholder in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs or the affairs of the selling stockholder.

Unless we have indicated otherwise or the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “Alphatec,” “the Company,” “we,” “us” and “our” or similar terms refer to Alphatec Holdings, Inc. and its subsidiaries.

ii

Prospectus Supplement Summary

This summary highlights certain information about us, the selling stockholder, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-8, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.

Overview

We are a medical technology company focused on the design, development, manufacturing and marketing of products for the surgical treatment of spine disorders, with a focus on products that treat conditions that affect the aging spine. We have a comprehensive product portfolio and pipeline that addresses the cervical, thoracolumbar and intervertebral regions of the spine and covers a variety of major spinal disorders and procedures such as vertebral compression fracture, disorders related to poor bone quality, spinal stenosis and minimally invasive access techniques. On March 26, 2010, we completed the acquisition of Scient’x S.A., or Scient’x, a global medical device company based in France that designs, develops and manufacturers surgical implants to treat disorders of the spine. Scient’x distributes products through its direct sales force in France, Italy and the U.K., and distributes products through independent distributors in more than 45 additional countries. We are now the third largest pure-play spinal company in the market and the only one that is truly global, with product distribution in the United States, Europe, Asia and South America. With the inclusion of Scient’x, we have a global scale to reach over 50 international markets with over 450 sales representatives in the aggregate. This allows us to compete across all major markets with a substantial and established international distribution platform, and to rapidly capitalize on the significant pipeline of products we have developed. We believe that Scient’x complements our current product portfolio with key dynamic solutions for fusion, non-fusion and cervical disc arthroplasty, and enhances our focus on the underserved and fast growing aging spine segment of the market.

We believe that the strategic merit of the combined business includes the following benefits to stockholders:

•	Increases scale and global presence in all major geographic markets;

•	Provides cross-selling opportunities in major markets to leverage future growth of our core spine products and aging spine products across our global distribution network;

•	Provides cost synergies in distribution, marketing and administration infrastructure;

•	Strengthens and expands our product portfolio with differentiated products in all market segments;

•	Enhances our ability to educate, train and service our spine surgeon customers; and

•	Diversifies potential future U.S. healthcare reform and regulatory risks.

We have already begun to realize synergies from the Scient’x acquisition. Our OsseoFix Spinal Fracture Reduction System is now being sold in six countries and will be launched through Scient’x’s direct sales organizations in France, Italy and the U.K. in the second quarter of 2010. We also expect to offer products in additional countries during 2010 as a result of our expanded international sales channel. As a result of the Scient’x acquisition we have also added 19 distribution agents in the U.S., which we believe represents an addition of approximately 40 sales representatives. In addition, we expect to achieve up to $5 million in cost savings in 2010 by reducing overlapping operations of the two companies.

The combined entity had unaudited pro forma combined 2009 revenue of $182.4 million, reflecting approximately 25% year-over-year growth. Based on preliminary financial data, we expect to report record consolidated quarterly revenues for Alphatec Holdings, Inc. of approximately $38.4 million for the first quarter 2010, an increase of 25.6% from the $30.6 million reported for the first quarter 2009, and a sequential increase of 5.0% over fourth quarter 2009 revenues of $36.6 million. These revenue results remain subject to review by our independent registered public accounting firm in accordance with Statement on Accounting Standards No. 100. We expect that our first quarter 2010 revenues will be the eleventh consecutive quarter of record revenues. In addition, we anticipate that our revenues throughout the balance of 2010 will continue to grow, driven by the inclusion of Scient’x revenues, cross-selling opportunities between Alphatec and Scient’x, the increased global scale of our distribution and marketing efforts, and the approval and launch of up to 15 innovative products into the U.S. and/or E.U. markets.

Our Business

Our goal is to be the leading independent full-line global spine company, with a focus on solutions for the aging spine. The aging spine has unique characteristics and our aging spine solutions are targeted at providing superior efficacy in dealing with patients who suffer from poor bone density, vertebral compression fractures, adult deformity or scoliosis, degenerative disc disease and spinal stenosis. To further differentiate our solutions, we have incorporated minimally invasive access techniques and biologic solutions into our portfolio to improve patient outcomes. We believe that we have developed a strong product platform for consistent and measured growth and intend to leverage this platform by, among other things, providing superior service to, and taking scientific direction from, surgeons. In addition to bringing innovative products to market, we understand that surgeons make the ultimate decision as to whether our products are used in a surgical procedure. Accordingly, we view our relationship with the surgeon community as an integral component of our strategy.

We have a state-of-the-art, in-house manufacturing facility that we believe provides us with a unique competitive advantage, and enables us to rapidly deliver solutions to meet surgeons’ and patients’ critical needs. Our products and systems are made of titanium, titanium alloy, stainless steel, cobalt chrome, ceramic, and a strong, heat resistant, radiolucent, biocompatible plastic called polyetheretherketone, or PEEK. We also sell products made of allograft, precision-milled and processed human bone that surgeons can use in place of metal and synthetic materials. We also sell bone-grafting products that are comprised of both tissue-based and synthetic materials. We believe that our products and systems have enhanced features and benefits that make them attractive to surgeons and that our broad portfolio of products and systems provide a comprehensive solution for the safe and successful surgical treatment of spine disorders.

Our principal product offering includes a comprehensive collection of spinal implant products and systems comprised of components such as spine screws and rods, adjustable bridges, spinal spacers, plates, bone cement and various biologic offerings. In addition, outside of the United States we sell our OsseoFix implant, which provides stabilization of a vertebral compression fracture, or VCF. Outside of the United States we also sell OsseoScrew, which is designed to be used in patients that require increased fixation. In connection with the Scient’x acquisition, we have also added differentiated products used in spinal fusions, posterior dynamic fusion and cervical disc arthroplasty. As a result of the acquisition, our product offerings now include the Isobar family of rods, which are semi-rigid rod technologies used in spinal fusion surgeries, as well as one of the only available ceramic-on-ceramic cervical discs, the DiscoCerv. In addition, Scient’x has recently launched two new pedicle screw technologies used in spinal fusions, the TTL—Module In system and the Xenon pedicle screw system.

Our Current Products

The following chart illustrates our broad portfolio of currently marketed spine systems, including products from our acquisition of Scient’x.

Category	System	System Features and Components
Thoracolumbar Degenerative Fixation Systems	Zodiac Degenerative Fixation	Polyaxial pedicle screws and rods, with instrumentation
	Xenon Pedicle Screw System	Polyaxial pedicle screws and rods, with instrumentation
	CORE Lumbar Plating	Fixed-post pedicle screws and rigid connector plates, with instrumentation
	Aladyn*	Screws and plates, with instrumentation
	TTL - Module In*	Polyaxial pedicle screws and rigid and semi-rigid rods, with instrumentation
Thoracolumbar Deformity Fixation Systems	Zodiac Deformity Fixation	Polyaxial pedicle screws, hooks, rods, and connectors comprised of either titanium, stainless steel or cobalt chrome, with instrumentation
Spinal Spacers	Novel PEEK and Titanium Spacers	Spinal spacers made of PEEK or titanium in various shapes and sizes for use in both the lumbar and cervical regions of the spine, with instrumentation
	Samarys PEEK Spacers	Reduced-sized PEEK spinal spacer with instrumentation
	OLYS PEEK Spacers*	Spinal spacers used in TLIF procedures with instrumentation
Allograft Spacers	Connect, Connect II, Solo and Duet Allograft Spacers	Spinal spacers made of dense, porous, cancellous human tissue, in various shapes and sizes, with instrumentation
Anterior Cervical Plating	Trestle Anterior Cervical Plate	Cervical plates, and fixed and variable screws, with instrumentation
	Reveal Anterior Cervical Plate	Cervical plates, and fixed and variable screws, with instrumentation
Posterior Cervico/Thoracic Fixation	Solanas Posterior Cervico/Thoracic Fixation	Polyaxial pedicle screws, rods, hooks and connectors, with instrumentation
Minimally Invasive Access Systems and Techniques	Illico SE Minimally Invasive System	Minimally invasive retractor and implant delivery instrumentation
	Guided Lumbar Interbody Fusion System, or GLIF System and ARC Portal	Minimally invasive access system that allows multiple access planes through one incision point
Proprietary Packaging Systems	Vacuum Infusion Packaging (VIP) System	Packaging system for allografts and ProFuse Scaffold that uses a vacuum to provide rapid hydration
Motion Preservation	Discocerv*	Ceramic-on-ceramic cervical artificial disc
Dynamic Fusion	Isobar TTL	Non-static rod used with pedicle screws
	Isobar Evolution*	Second-generation non-static rod used with pedicle screws
Vertebral Compression Fractures	OsseoFix*#	Minimally invasive implant used with PMMA bone cement

Category	System	System Features and Components
Treatments for Patients with Poor Bone Quality	OsseoScrew*@	Expandable polyaxial pedicle screw

Vertebal Body Replacement	T-Corp Cervical* and T-Corp TL*	Adjustable PEEK implant with instrumentation

Plate-Cage Constructs	PCB* and PCB Evolution*	Cervical plate and cage implant with instrumentation

Bone Grafting Materials	Alphagraft and Alphagrans	Tissue-based and synthetic bone grafting materials

	ProFuse Bone Grafting Scaffold	Sponge-like demineralized bone matrix

	DuoFuse	Demineralized bone matrix and nanocrystalline calcium phosphate

	NanoBlast	Nanocrystalline calcium phosphate porous bone substitute material

	Bonex*	Artificial bone substitute

Adjustable Bridges	Alphatec Adjustable Bridge System	Adjustable bridges that connect two screw-rod constructs

Vertebroplasty	OsseoFix+	Stand-alone vertebroplasty system using proprietary PMMA bone cement to treat a VCF

Wound Barriers	AmnioShield	Tissue-based in vivo wound covering

*	Product is not available for sale in the United States
#	Product is the subject of an Investigational Device Exemption clinical trial in the United States in connection with a 510(k) application
@	We were recently informed by the U.S. Food and Drug Administration that clinical data is required to support the 510(k) clearance process for this product. This clinical study requirement will result in a delay of the U.S. launch of this product, and we will provide an update once we have finalized the parameters of the study.

Research and Development

Our research and development department has extensive experience in developing products to treat spine pathologies. Our research and development department works closely with our Scientific Advisory Board and surgeon collaborators to design products that are intended to improve patient care, simplify surgical techniques and reduce overall costs. We are focusing our research and development efforts in two major strategic areas. First, we focus on continually enhancing and upgrading our current product portfolio and supplementing it with new products where appropriate. Second, we devote significant resources to developing complementary products and unique technologies to create new solutions to address spinal pathologies that affect the aging spine. Our goal is to become the market leader in providing solutions for the aging spine by developing products that have superior efficacy for patients who suffer from poor bone density, vertebral compression fractures, adult deformity or scoliosis, degenerative disc disease and spinal stenosis. We also plan to continue development programs initiated by Scient’x for developing and commercializing semi-rigid technologies for dynamic fusion, cervical disc arthroplasty and minimally invasive access techniques. In order to further promote this strategy, we are focused on converting these research and development programs into commercially viable products that incorporate minimally invasive access techniques and biologic solutions to improve patient outcomes across all of our product lines.

Products in Development

Category	System	System Features and Components
Thoracolumbar Deformity Fixation Systems	Next-Generation Deformity Fixation	Next-generation polyaxial pedicle screws, hooks, rods, and connectors with instrumentation

Treatments for Patients with Poor Bone Quality	OsseoSleeve	Threaded device that is added to a standard polyaxial pedicle screw to increase screw fixation purchase

Cervico/Thoracic	Posterior Occipital Plate	Occipital plate used with a posterior cervico/thoracic fixation systems

	4.0 mm Cervico/Thoracic Fixation System	Polyaxial screw cervico-thoracic system with a rod that has a 4.0mm diameter

Stand-Alone Anterior Plate	Stand-Alone Anterior Lumbar Plate	Stand-alone fusion plating system that is designed to enable surgeons to perform anterior lumbar fusions without the need for the use of additional posterior implants

Stand-Alone Anterior Spacer	Solus Stand-Alone Anterior Lumbar Spacer	Stand-alone spinal spacer with a proprietary locking mechanism to prevent migration after insertion

Treatments for Lumbar Spinal Stenosis	Helifix/Helifuse	Minimally invasive devices used to treat lumbar spinal stenosis
	Interspinous Process Plating System	Plating system used to treat spinal stenosis

Bone Growth Enhancers	ELA Stem Cell	Osteoprogenitor adult stem cell used to increase fusion rates

PEEK and Allograft CombinationProducts	Samarys RF	PEEK spacer with an allograft insert in its interior

Expandable Spacers	Expandable Spacer	Expandable PEEK spacer made of either PEEK or titanium

Strategy

The key elements of our strategy are:

•

Provide a Full Range of Spine Disorder Products and Continually Expand our Product Offerings. We offer a full range of spinal devices and surgical instruments used to treat spine disorders. We believe that this comprehensive approach enables us to maximize our revenue for each procedure by fulfilling a greater portion of a surgeon’s spine product needs. We intend to continue to enhance our product offerings by developing technologies that we can market through our sales organization to our established surgeon base and surgeons not yet using our products. In addition, following the Scient’x acquisition, we have added products in several market segments, including motion preservation, for which we did not have a product offering or a product in our development pipeline. In addition to building our product portfolio through internal product development efforts, we have licensed and plan to continue to license or acquire complementary spine products and technologies.

•

Focus on Underserved and Rapidly Growing Aging Spine Segment of the Market. We are focused on creating solutions to address the rapidly growing elderly demographic and the unique issues facing such patients. We will focus on less invasive implants and techniques, and solutions for adult onset deformities, vertebral compression fractures, stenosis and issues related to patients with poor bone quality, each of which represents a large underserved market segment. We believe that the Scient’x acquisition will be an immediate addition to this element of our strategy, as the Scient’x product portfolio contains key technologies in underserved aging spine segments, including the Scient’x dynamic fusion solutions, which are differentiated and complementary to our existing product portfolio and provide targeted solutions for what we believe are the fastest growing segments of the spine market. We believe that our strategic focus in underserved and rapidly growing areas will offer us increased revenue and deeper market penetration.

•

Enhance U.S. Sales and Marketing Efforts and Increase the Exclusivity of our Sales Force. Following our acquisition of Scient’x, our products are sold in the United States through a network of over 105 independent distributors, which we believe employ approximately 320 sales agents. We also employ 16 direct sales representatives and sales management employees and executives. We continually seek to increase the number and quality of our independent distributors, direct sales representatives and sales management employees and executives. In addition, we believe that having a sales force dedicated to selling only our spinal products will lead to greater market penetration and increased sales. In 2009, approximately 75% of our distributors in the United States were exclusive, and we believe that the Scient’x acquisition and the corresponding increases to our product portfolio will allow us to increase our level of exclusivity.

•

Grow our International Business. As a result of the Scient’x acquisition, we now have a direct sales force in each of France, Italy and the U.K., an established sales presence in Japan, and independent distributors in more than 45 additional countries, which in the aggregate consist of over 450 sales representatives globally. We also plan to seek regulatory clearances and distribution networks in other areas of the world where we can benefit from selling our unique products and technologies.

•

Develop Innovative Products and Solutions in Conjunction with Surgeons and Focus on Total Surgeon Satisfaction. One of our core competencies is our ability to develop and commercialize creative spinal implants and instruments that incorporate concepts and feedback from surgeons. In addition, Scient’x is a global leader with respect to surgeon training and education. We collaborate with surgeons to help us to enhance our current products and develop innovative new technologies. We believe that our focus on rapid responsiveness to surgeon needs and the support we provide to surgeons differentiates us in the marketplace. We have the capability to manufacture substantially all of our non-allograft products at our facilities, which enables us to rapidly modify implants and instruments to satisfy surgeons’ needs and rapidly replenish inventory. This allows us to respond quickly to unexpected increases in market demand for our products. Responding quickly to the needs of surgeons is central to our corporate culture.

Acquisition of Scient’x

On March 26, 2010, we completed our acquisition of Scient’x. The transaction, which we refer to as the Share Purchase, was structured as an all stock transaction such that 100% of outstanding Scient’x stock was exchanged pursuant to a fixed ratio for 24,000,000 shares of our common stock. The consideration paid for 100% of the outstanding Scient’x stock was 23,730,644 shares of our common stock, which reflected a reduction in the 24,000,000 shares calculated at the closing in exchange for our payment of certain fees and expenses incurred by HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., which we refer to collectively as Healthpoint Capital, in connection with the Share Purchase. Alphatec stockholders who owned shares of our capital stock prior to the Share Purchase now own approximately 69% of the combined company and approximately 31% is owned by former Scient’x shareholders.

Following the Share Purchase, HealthpointCapital, together with its affiliates, beneficially owns approximately 55.4% of our common stock based on our shares outstanding as of April 1, 2010. After this offering, HealthpointCapital, together with its affiliates, will beneficially own approximately 41.0% of our common stock, or 39.1% if the overallotment option is exercised in full, based on shares outstanding as of April 1, 2010 and the shares offered in this offering.

Corporate Information

We were incorporated in Delaware in March 2005. Our common stock is listed on The NASDAQ Global Market under the ticker symbol “ATEC.” Our principal executive office is located at 5818 El Camino Real, Carlsbad, California 92008 and our telephone number is (760) 431-9286. Our web site is www.alphatecspine.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only. The Alphatec and Scient’x name and logo and the names of products and services offered by Alphatec, Alphatec Spine, Inc. and Scient’x are trademarks, registered trademarks, service marks or registered service marks of Alphatec.

The Offering

Common stock offered by us	8,000,000 shares

Common stock offered by the selling stockholder	8,000,000 shares

Common stock to be outstanding after the offering	86,081,049 shares

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $47.1 million, based on an assumed offering price of $6.37 per share in this offering, which was the last reported sale price of our common stock on The NASDAQ Global Market on April 9, 2010. We plan to use these net proceeds for general corporate purposes and working capital, including to acquire businesses or to acquire or license products or intellectual property that are complementary to our business; to support our research and development efforts; to fund the clearance or approval and subsequent commercialization of our near-term product candidates; and we may repay certain existing indebtedness. We will not receive any proceeds from the sale of shares by the selling stockholder. See “Use of Proceeds.”

Risk Factors

You should carefully read and consider the information set forth under “Risk Factors,” together with all of the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock.

NASDAQ Global Market Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “ATEC.”

Outstanding Shares

The number of shares of our common stock to be outstanding immediately after this offering is based on 78,081,049 shares outstanding as of April 1, 2010 and excludes as of that date:

•	3,750,113 shares of our common stock issuable upon exercise of stock options outstanding as of that date, at a weighted average exercise price of $4.47;

•	1,689,109 shares of our common stock available as of that date for future grant or issuance pursuant to our stock plan; and

•	263,341 shares of our common stock available as of that date for future issuance pursuant to our employee stock purchase plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their overallotment option.

Risk Factors

Before you make a decision to invest in our common stock, you should consider carefully the risks described below, and in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission, or the SEC, on March 2, 2010, which is incorporated herein by reference in its entirety, together with other information in this prospectus supplement, the accompanying prospectus and the other information incorporated by reference herein and therein. If any of the described events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

You will experience immediate dilution in the net tangible book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of 8,000,000 shares of common stock in this offering, and based on an assumed public offering price of $6.37 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on April 9, 2010, and after deducting our estimated offering costs and underwriting discounts and commissions, and based on a net tangible book value per share of our common stock of $0.24 as of December 31, 2009, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $5.39 per share in the net tangible book value of the common stock. See “Dilution” on page S-13 for a more detailed discussion of the dilution you will incur in connection with this offering.

If we raise additional funds by issuing additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, will experience additional dilution, and new investors could have rights superior to existing stockholders.

As of April 1, 2010, 1,689,109 shares of common stock were reserved for future issuance under our stock plan and 263,341 shares of common stock were reserved for future issuance under our employee stock purchase plan. As of that date, there were also options outstanding to purchase 3,750,113 shares of our common stock. You will incur dilution upon exercise of any outstanding stock options or upon issuance of any shares under our stock plan or employee stock purchase plan.

Special Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

our estimates regarding anticipated operating results, future revenue, expenses, capital requirements, and liquidity, including anticipated revenue growth and cost savings following our acquisition of Scient’x;

•	our ability to market, commercialize and achieve market acceptance of any of our products or any product candidates that we are developing or may develop in the future;

•	failure to realize benefits from our acquisition of Scient’x;

•	failure to successfully integrate Scient’x’s business;

•	our ability to successfully achieve and maintain regulatory clearance or approval for our products in applicable jurisdictions;

•	our estimates of market sizes and anticipated uses of our products, including without limitation the market size of the aging spine market and our ability to successfully penetrate such market;

•	our business strategy and our underlying assumptions about market data, demographic trends, reimbursement trends, pricing trends, and trends relating to customer collections;

•	trends related to the treatment of spine disorders, including without limitation the aging spine market;

•	our ability to control our costs, achieve profitability, and the potential need to raise additional funding;

•	our ability to maintain an adequate sales network for our products, including to attract and retain independent distributors;

•	our ability to enhance our international sales networks and product penetration;

•	our ability to attract and retain a qualified management team, as well as other qualified personnel and advisors;

•	our ability to enter into licensing and business combination agreements with third parties and to successfully integrate the acquired technology and/or businesses;

•	our management team’s ability to accommodate growth and manage a larger organization;

•	our ability to protect our intellectual property, and to not infringe upon the intellectual property of third parties;

•	our ability to meet the financial covenants under our credit facilities;

•	our ability to conclude that we have effective disclosure controls and procedures;

•	our ability to establish the industry standard in clinical and legal compliance and corporate governance programs;

•	loss of key personnel;

•	liability resulting from litigation;

•	liability resulting from a governmental review of our or Scient’x’s business practices; and

•	other factors discussed elsewhere in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined above under “Risk Factors,” that may cause our or our industry’s actual results to differ materially from the results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Before deciding to purchase our securities you should carefully consider the risks described in the “Risk Factors” section, in addition to the information set forth in this prospectus supplement and in the accompanying prospectus and the documents incorporated by reference therein. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, we assume no obligation to update any forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Proceeds

We estimate the net proceeds from the sale of common stock by us in this offering will be approximately $47.1 million (or approximately $54.3 million if the underwriters’ overallotment option is exercised in full), after deducting underwriting discounts and commissions and estimated expenses payable by us, assuming a public offering price of $6.37 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on April 9, 2010. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder in this offering.

A $1.00 increase (decrease) in the assumed public offering price of $6.37 per share would increase (decrease) the net proceeds to us from this offering by $7.6 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting the underwriting discounts and commissions and estimated expenses related to this offering payable by us.

We intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes and working capital, including to acquire businesses or to acquire or license products or intellectual property that are complementary to our business; to support our research and development efforts; to fund the clearance or approval and subsequent commercialization of our near-term product candidates; and we may repay certain existing indebtedness. We have no present commitments or agreements to acquire or invest in complementary businesses, products or intellectual property or to repay existing indebtedness.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of an offering by us for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities.

Capitalization

The following table sets forth our capitalization as of December 31, 2009:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the sale of 8,000,000 shares of common stock by us in this offering at an assumed public offering price of $6.37 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on April 9, 2010, after deducting the underwriting discounts and commissions and estimated expenses related to this offering payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement.

(in thousands, except par value data)
	As of December 31, 2009
	Actual	As Adjusted

Debt, current and long-term	$30,355	$30,355
Redeemable preferred stock, $0.0001 par value; 20,000 authorized at December 31, 2009 and 3,319 shares issued and outstanding at December 31, 2009	23,603	23,603
Stockholders’ equity:
Common stock, $0.0001 par value; 200,000 shares authorized; 52,558 and 60,558 shares issued and outstanding at December 31, 2009 and December 31, 2009 as adjusted	5	6
Additional paid-in capital	175,021	222,104
Accumulated other comprehensive income	1,263	1,263
Accumulated deficit	(101,460)	(101,460)

Total stockholders’ equity	74,829	121,913

Total capitalization	$128,787	$175,871

The information above excludes the following as of December 31, 2009:

•	2,957,194 shares of our common stock issuable upon exercise of stock options outstanding as of that date, at a weighted average exercise price of $3.94;

•	1,486,012 shares of our common stock available as of that date for future grant or issuance pursuant to our stock plan; and

•	263,341 shares of our common stock available as of that date for future issuance pursuant to our employee stock purchase plan.

The table also excludes 23,730,644 shares of our common stock issued in connection with the completion of our acquisition of Scient’x on March 26, 2010.

A $1.00 increase (decrease) in the assumed public offering price of $6.37 per share would increase (decrease) additional paid-in capital, total stockholders’ equity and total capitalization by $7.6 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting the underwriting discounts and commissions and estimated expenses related to this offering payable by us. The as adjusted information discussed above is illustrative only and following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after the completion of this offering. Dilution results from the fact that the per share offering price of the common stock is substantially in excess of the book value per share attributable to the existing stockholders for the presently outstanding stock.

The net tangible book value of our common stock on December 31, 2009 was $12.4 million, or $0.24 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities and redeemable preferred stock from our total tangible assets, which is total assets less goodwill and intangible assets of $62.4 million, and dividing this amount by the number of shares of our common stock outstanding on December 31, 2009.

After giving effect to the sale by us of 8,000,000 shares of common stock in this offering at an assumed public offering price of $6.37 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on April 9, 2010, and after deducting our estimated offering costs and underwriting discounts and commissions, our net tangible book value as of December 31, 2009 would have been $59.5 million, or $0.98 per share of our common stock. This represents an immediate increase in net tangible book value of $0.74 per share to our existing stockholders and an immediate dilution of $5.39 per share to new investors purchasing shares in this offering. Dilution in the net tangible book value per share represents the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering.

The following table illustrates this dilution to new investors on a per share basis:

Assumed public offering price per share		$6.37
Net tangible book value per share as of December 31, 2009	$0.24
Increase per share attributable to new investors	0.74

As adjusted net tangible book value per share after this offering		0.98

Dilution in net tangible book value per share to new investors		$5.39

A $1.00 increase (decrease) in the assumed public offering price of $6.37 per share would increase (decrease) our adjusted net tangible book value per share after this offering by $0.13 per share and would increase (decrease) the dilution per share to new investors in this offering by $0.87 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting the underwriting discounts and commissions and estimated expenses related to this offering payable by us.

If the underwriters exercise the overallotment option granted by us in full, the as adjusted net tangible book value after this offering will increase to approximately $1.08 per share, representing an increase to existing stockholders of approximately $0.84 per share, and there will be an immediate dilution of approximately $5.29 per share to new investors.

The number of shares of our common stock to be outstanding after this offering is based on 52,558,238 shares of common stock outstanding as of December 31, 2009, and does not include:

•	2,957,194 shares of our common stock issuable upon exercise of stock options outstanding as of that date, at a weighted average exercise price of $3.94;

•	1,486,012 shares of our common stock available as of that date for future grant or issuance pursuant to our stock plan; and

•	263,341 shares of our common stock available as of that date for future issuance pursuant to our employee stock purchase plan.

To the extent that options outstanding as of December 31, 2009 have been or may be exercised or other shares have been or will be issued, including our issuance of 23,730,644 shares of our common stock in connection with the completion of our acquisition of Scient’x on March 26, 2010, there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible securities, the issuance of these securities could result in further dilution to our stockholders.

Selling Stockholder

The following table sets forth certain information regarding the shares beneficially owned by the stockholder who is selling shares of our common stock in this offering. The information is presented as of April 1, 2010, and as adjusted to reflect the sale of our common stock in this offering.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes to the following table, the selling stockholder has sole voting and investment power with respect to the shares set forth below. The percentage of beneficial ownership is based on 78,081,049 shares of common stock outstanding on April 1, 2010. The percentage of beneficial ownership after the offering and if the overallotment option is exercised in full is based on 8,000,000 shares offered by us, 8,000,000 shares offered by the selling stockholder and an additional 1,200,000 shares offered by us and 1,200,000 shares offered by the selling stockholder if the overallotment option is exercised in full.

Name of Selling Stockholder	Shares Beneficially Owned Prior to this Offering		Shares Being Sold in this Offering	Shares Beneficially Owned After this Offering		Shares Being Sold if Overallotment is Exercised in Full	Shares Beneficially Owned After this Offering if Overallotment is Exercised in Full
	Number(1)	Percent		Number	Percent		Number	Percent
HealthpointCapital Partners, L.P.	20,077,173	25.7%	8,000,000	12,077,173	14.0%	9,200,000	10,877,173	12.5%

(1)

Based upon information provided by the selling stockholder and public documents filed with the SEC. Mortimer Berkowitz III, John H. Foster and R. Ian Molson, who are directors of Alphatec, are beneficial owners of HealthpointCapital Partners, L.P. In addition, Messrs. Berkowitz and Foster are managing members and beneficial owners of HGP, LLC, which is the general partner of HealthpointCapital Partners, L.P. Messrs. Berkowitz, Foster and Molson each disclaim beneficial ownership of such Alphatec shares except as to the extent of his pecuniary interest in such shares. The address of HealthpointCapital Partners, L.P. is 505 Park Avenue, 12 th Floor, New York, NY 10022.

Five of our directors, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil and Stephen H. Hochschuler, M.D., are either officers, members of the board of managers and/or beneficial owners of or otherwise affiliated with HealthpointCapital, LLC, which is a managing member and beneficial owner of HGP, LLC, the general partner of HealthpointCapital Partners, L.P.

HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., which we refer to collectively as HealthpointCapital, together with their affiliates, beneficially own approximately 55.4% of our common stock based on shares outstanding as of April 1, 2010. After this offering, HealthpointCapital, together with its affiliates, will beneficially own approximately 41.0% of our common stock, or 39.1% if the overallotment option is exercised in full, based on shares outstanding as of April 1, 2010 and the shares offered in this offering.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated April     , 2010, by and among the company, the selling stockholder and the underwriters named below, for whom Jefferies & Company, Inc. is acting as the representative, the underwriters have agreed to purchase, and we and the selling stockholder have agreed to sell to them, the number of shares of common stock indicated below, of which 8,000,000 shares will be sold by us and 8,000,000 shares will be sold by the selling stockholder:

Name	Number of Shares
Jefferies & Company, Inc.
Canaccord Adams Inc.
Cowen and Company, LLC
Lazard Capital Markets LLC

Total	16,000,000

The underwriters are offering the common stock subject to their acceptance of the shares from us and the selling stockholder and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriting agreement provides that the underwriters are obligated to take and pay for all of the common stock if any such shares are purchased, other than those shares covered by the overallotment option described below.

Commissions and Expenses

The underwriters have advised us and the selling stockholder that they propose to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. After the offering, the public offering price and concession to dealers may be reduced by the underwriters. No such reduction shall change the amount of proceeds to be received by us and the selling stockholder as set forth on the cover page of this prospectus supplement. The shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The following table shows the public offering price, the underwriting discounts and commissions payable to the underwriters by us and the selling stockholder and the proceeds, before expenses, to us and the selling stockholder.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions paid by us	$	$
Proceeds to Alphatec Holdings (before expenses)	$	$
Underwriting discounts and commissions paid by the selling stockholder	$	$
Proceeds to the selling stockholder (before expenses)	$	$

We estimate expenses payable by us in connection with the offering of common stock, other than the underwriting discounts and commissions referred to above, will be approximately $1,200,000.

Option to Purchase Additional Shares

We and the selling stockholder have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 1,200,000 additional shares from us and 1,200,000 shares from the selling stockholder at the same price they are paying for the shares shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $            , or $             per share, the total underwriting discounts and commissions payable by the selling stockholder will be $            , or $             per share, and the total proceeds to each of us and the selling stockholder, before expenses, will be $             and $            , respectively.

Indemnification

We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. We and the selling stockholder have also agreed to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

Our executive officers and directors and funds affiliated with the selling stockholder have agreed, subject to specified exceptions, not to directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any shares of our common stock, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such person, or publicly announce an intention to do any of the foregoing. We have also agreed, subject to specified exceptions, not to directly or indirectly sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of our common stock, options, rights or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of common stock, or publicly announce the intention to do any of the foregoing.

These restrictions terminate as to us, our executive officers, our directors and funds affiliated with the selling stockholder after the close of trading of the shares on and including the 90th day after the date of this prospectus supplement. Jefferies & Company, Inc. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without notice, release all or any portion of the securities subject to lock-up agreements. However, subject to specified exceptions, if (i) during the last 17 days of the 90-day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then in each case the 90-day period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such extension.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us, the selling stockholder or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of common stock is completed, SEC rules may limit the underwriters from bidding for and purchasing shares of our common stock.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or make short sales of our common stock and may purchase our common stock on the open market to cover positions created by short sales.

Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. The underwriters may close out any short position by purchasing shares in the open market or by exercising their overallotment option.

A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. A “stabilizing bid” is a bid for or the purchase of common stock on behalf of the underwriters in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock. A “syndicate covering transaction” is the bid for or purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we, the selling stockholder or the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we, the selling stockholder or the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

In the future, the underwriters and their affiliates may provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own accounts or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of our common stock to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:

(a) are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

(b) are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order; or

(c) to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz – WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht – BaFin). This prospectus supplement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

France

This prospectus has not been prepared in the context of a public offering of financial securities in France within the meaning of Article L.411-1 of the French Code Monétaire et Financier and Title I of Book II of the Règlement Général of the Autorité des marchés financiers (the “AMF”) and therefore has not been and will not be filed with the AMF for prior approval or submitted for clearance to the AMF. Consequently, the shares of our common stock may not be, directly or indirectly, offered or sold to the public in France and offers and sales of the shares of our common stock may only be made in France to qualified investors (investisseurs qualifiés) acting for their own, as defined in and in accordance with Articles L.411-2 and D.411-1 to D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier. Neither this prospectus nor any other offering material may be released, issued or distributed to the public in France or used in connection with any offer for subscription on sale of the shares of our common stock to the public in France. The subsequent direct or indirect retransfer of the shares of our common stock to the public in France may only be made in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act [lagen (1991:980) om handel med finasiella instrument] nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

Legal Matters

The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Cooley Godward Kronish LLP, Palo Alto, California, has acted as counsel for the underwriters in connection with this offering. As of the date of this prospectus supplement, a member of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. owns 16.25 common units in HealthpointCapital, LLC, which has an ownership interest in HGP, LLC and HGP II, LLC, which are general partners of HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., respectively. HealthpointCapital, LLC  and its affiliates hold approximately 55.4% of our voting shares.

Experts

The consolidated financial statements of Alphatec Holdings, Inc. appearing in Alphatec Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 (including the schedule appearing therein), and the effectiveness of Alphatec Holdings, Inc.’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Scient’x S.A. as of and for the years ended December 31, 2009 and 2008 incorporated in this prospectus supplement by reference have been audited by Deloitte & Associes, independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us, the selling stockholder and the securities offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information filed with the SEC, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available at the SEC’s website at http://www.sec.gov.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the registration statement of which the accompanying prospectus forms a part the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K or portions of other documents not deemed to be filed):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed on March 2, 2010 and amended on April 2, 2010 and April 8, 2010 (File No. 000-52024);

•	Our Current Reports on Form 8-K filed on February 10, 2010, February 10, 2010, March 22, 2010, March 31, 2010 and April 1, 2010 (File No. 000-52024); and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with SEC on May 26, 2006, including any subsequent amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and an accompanying prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to:

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

(760) 431-9286

Attn: Corporate Secretary

Prospectus

$100,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants and Units

20,031,646

Shares of Common Stock

Offered by the Selling Stockholders

From time to time, we may offer and sell up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units.

In addition, the selling stockholders may offer and sell, from time to time, up to an aggregate of 20,031,646 shares of common stock under this prospectus. We will not receive any proceeds from sales of our common stock, if any, by the selling stockholders.

This prospectus provides a general description of the securities we or the selling stockholders may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement.

Our common stock is traded on The NASDAQ Global Market under the symbol “ATEC.” On April 8, 2010, the last reported sales price of our common stock was $6.35 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

We or the selling stockholders may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in any prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 9, 2010

About This Prospectus

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. In addition, the selling stockholders may offer and sell, from time to time, up to an aggregate of 20,031,646 shares of common stock under this prospectus.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

This prospectus may not be used by us to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

The terms “Alphatec,” “we,” “our,” and “us” refer, collectively, to Alphatec Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

Prospectus Summary

Our Company

We are a medical technology company focused on the design, development, manufacturing and marketing of products for the surgical treatment of spine disorders, with a focus on products that treat conditions that affect the aging spine. Our broad product portfolio and pipeline includes a variety of spinal disorder products and systems focused on solutions addressing the cervical, thoracolumbar, intervertebral, minimally invasive, vertebral compression fracture, poor bone quality, and spinal stenosis markets. Our principal product offerings are focused on the market for orthopedic spinal disorder solution products, which is estimated in the United States to be approximately $8.5 billion in revenue in 2009 and is expected to grow between 10%-12% over the next year. Our “surgeons’ culture” emphasizes collaboration with spinal surgeons to conceptualize, design and co-develop a broad range of products. We have a state-of-the-art, in-house manufacturing facility that provides us with a unique competitive advantage, and enables us to rapidly deliver solutions to meet surgeons’ and patients’ critical needs. Our products and systems are made of titanium, titanium alloy, stainless steel and a strong, heat resistant, radiolucent, biocompatible plastic called polyetheretherketone, or PEEK. We also sell products made of allograft, a precision-milled and processed human bone that surgeons can use in place of metal and synthetic materials. We also sell bone-grafting products that are comprised of both tissue-based and synthetic materials. We believe that our products and systems have enhanced features and benefits that make them attractive to surgeons and that our broad portfolio of products and systems provide a comprehensive solution for the safe and successful surgical treatment of spine disorders. All of our implants that are sold in the United States that require United States Food and Drug Administration, or FDA, clearance have been cleared by the FDA and these products have been used in over 12,900 and 10,700 spine disorder surgeries in 2009 and 2008, respectively. In addition to selling our products in the United States, we also sell our products in Japan, the European Union, South America and Hong Kong.

Recent Developments

On March 26, 2010, we completed our acquisition of Scient’x S.A., or Scient’x, a global medical device company based in France that designs, develops and manufacturers surgical implants to treat disorders of the spine. The transaction, which we refer to as the Share Purchase, was structured as an all stock transaction such that 100% of outstanding Scient’x stock was exchanged pursuant to a fixed ratio for 24,000,000 shares of our common stock. The consideration paid for 100% of the outstanding Scient’x stock was 23,730,644 shares of our common stock, which reflected a reduction in the 24,000,000 shares calculated at the closing in exchange for our payment of certain fees and expenses incurred by HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P. in connection with the Share Purchase. Alphatec shareholders who owned shares of our capital stock prior to the Share Purchase now own approximately 69% of the combined company and approximately 31% is owned by former Scient’x shareholders. Following the Share Purchase, HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., together with their affiliates, beneficially own approximately 55.4% of our common stock based on our shares outstanding as of April 1, 2010.

Corporate Information

We were incorporated in Delaware in March 2005. Our common stock is listed on The NASDAQ Global Market under the ticker symbol “ATEC.” Our principal executive office is located at 5818 El Camino Real, Carlsbad, California 92008 and our telephone number is (760) 431-9286. Our web site is www.alphatecspine.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only. The Alphatec name and logo and the names of products and services offered by Alphatec and Alphatec Spine, Inc. are trademarks, registered trademarks, service marks or registered service marks of Alphatec.

Offerings Under This Prospectus

We may offer and sell, from time to time, shares of our common stock and preferred stock, various series of debt securities, and warrants, either individually or in units, with a total value of up to $100,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering. In addition, the selling stockholders may offer and sell, from time to time, up to an aggregate of 20,031,646 shares of common stock under this prospectus. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	ranking;

•	restrictive covenants, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion or exercise prices, if any; and

•	important United States federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED BY US TO OFFER OR SELL ANY SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Risk Factors

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety. We refer to these risks, collectively, as the Alphatec Risk Factors.

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the Alphatec Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any accompanying prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under “Forward-Looking Information,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

Forward-Looking Statements

This prospectus and the documents that we incorporate by reference in the prospectus contain statements that are considered “forward-looking statements” within the meaning of the United States securities laws. In addition, Alphatec and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends and other matters that do not relate strictly to historical facts, are based on management’s expectations and assumptions, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements regarding: projections of revenue, margins, expenses, earnings from operations, cash flows, synergies or other financial items; plans, strategies and objectives of management for future operations, including statements relating to potential acquisitions; developments or performance of our products; future economic conditions or performance; the outcome of outstanding claims or legal proceedings; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that Alphatec intends, expects, projects, believes or anticipates will or may occur in the future.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to Alphatec and its subsidiaries, as discussed under the heading “Risk Factors” in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, and incorporated into this prospectus by reference. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based include, but are not limited to the following:

•	our ability to market, commercialize and achieve market acceptance of any of our products or any product candidates that we are developing or may develop in the future;

•	our ability to successfully achieve and maintain regulatory clearance or approval for our products in applicable jurisdictions;

•	our estimates of market sizes and anticipated uses of our products, including without limitation the market size of the aging spine market and our ability to successfully penetrate such market;

•	our business strategy and our underlying assumptions about market data, demographic trends, reimbursement trends, pricing trends, and trends relating to customer collections;

•	trends related to the treatment of spine disorders, including without limitation the aging spine market;

•	our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements, and liquidity;

•	our ability to control our costs, achieve profitability, and the potential need to raise additional funding;

•	our ability to maintain an adequate sales network for our products, including to attract and retain independent distributors;

•	our ability to enhance our international sales networks and product penetration;

•	our ability to attract and retain a qualified management team, as well as other qualified personnel and advisors;

•	our ability to enter into licensing and business combination agreements with third parties and to successfully integrate the acquired technology and/or businesses;

•	our management team’s ability to accommodate growth and manage a larger organization;

•	our ability to protect our intellectual property, and to not infringe upon the intellectual property of third parties;

•	our ability to meet the financial covenants under our and Scient’x’s credit facility;

•	our ability to conclude that we have effective disclosure controls and procedures;

•	our ability to establish the industry standard in clinical and legal compliance and corporate governance programs;

•	loss of key personnel;

•	liability resulting from litigation;

•	failure to realize benefits from our acquisition of Scient’x;

•	failure to successfully integrate us and Scient’x;

•	liability resulting from a governmental review of our or Scient’x’s business practices; and

•	other factors discussed elsewhere in this prospectus, any prospectus supplement or any document incorporated by reference.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate Alphatec. Any investor in Alphatec should consider all risks and uncertainties disclosed in our SEC filings, described in this prospectus or in any accompanying prospectus supplement under the section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

Ratios of Earnings to Fixed Charges

The following table sets forth, for each of the periods presented, the historical ratio of earnings to fixed charges. The historical ratios are prepared on a consolidated basis.

The ratio of earnings to fixed charges for each of the periods presented is determined by dividing earnings by fixed charges. Earnings consist of income (loss) from operations before income taxes and fixed charges. Fixed charges consist of interest incurred, amortization of debt discount and debt issuance costs, and an estimate of the interest portion of rent expense. This table is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is a part. We have not included a ratio of combined fixed charges and preferred stock dividends to earnings because we have not declared any dividends on our currently outstanding preferred stock.

(dollars in thousands)
	Successor	Successor	Successor	Successor	Combined	Successor	Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	March 18, 2005 to Dec 31, 2005	January 1, 2005 to March 17, 2005

Ratio of earnings to fixed charges	*	*	*	*	*	*	*

Coverage deficiency	$(13,046)	$(28,820)	$(19,612)	$(25,546)	$(17,091)	$(15,904)	$(1,187)

*	The earnings were inadequate to cover total fixed charges.

The earnings and fixed charges in the above ratios are calculated using the definitions set forth by Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. These definitions differ from the financial covenants in our credit agreement with our lenders.

Use of Proceeds

Except as described in any prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes and working capital, including to obtain the right to use products or intellectual property that are complementary to our business; to acquire businesses, products or intellectual property that are complementary to our business; to support our research and development efforts; and to fund the clearance or approval and subsequent commercialization of our near-term product candidates. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of an offering by us for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

We will not receive any of the proceeds from sales of common stock by the selling stockholders, if any.

Description of Securities to be Offered

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we or the selling stockholders may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may offer and sell from time to time, in one or more primary offerings, our common stock, preferred stock, debt securities, warrants or units, or any combination of the foregoing. The selling stockholders may offer and sell from time to time up to 20,031,646 shares of our common stock in one or more secondary offerings.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants or units, or any combination of the foregoing securities to be sold by us in a primary offering collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus, not including the total dollar amount of our common stock that may be offered by selling stockholders, will not exceed $100,000,000.

This prospectus may not be used by us to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Description of Capital Stock

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and restated bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock and preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.

Common Stock

Under our amended and restated certificate of incorporation, we have authority to issue 200,000,000 shares of our common stock, par value $0.0001 per share. As of April 1, 2010, 78,081,049 shares of our common stock were issued and outstanding. When we issue shares of our common stock under this prospectus, the shares will be fully paid and nonassessable and, unless specified in the applicable prospectus supplement, will not have or be subject to any rights of first refusal or similar rights.

Voting. For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in his or her name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our amended and restated certificate of incorporation that affect the rights of stockholders, holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our restated certificate of incorporation and restated bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Listing. Our common stock is listed on The NASDAQ Global Market under the symbol “ATEC.”

Transfer Agent and Registrar. The transfer agent for our common stock is BNY Mellon Investor Services.

Preferred Stock

Under our amended and restated certificate of incorporation, we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 20,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 15,000,000 of the 20,000,000 authorized shares of preferred stock as new redeemable preferred stock.

As of April 1, 2010, 3,319,219 shares of preferred stock were issued and outstanding, all of which were new redeemable preferred stock. The new redeemable preferred stock is not convertible into common stock but is redeemable at $9.00 per share (i) upon Alphatec’s liquidation, dissolution or winding up, or the occurrence of certain mergers, consolidations or sales of all or substantially all of our assets, before any payment to the holders of our common stock, or (ii) at Alphatec’s option at any time. Holders of new redeemable preferred stock are generally not entitled to vote on matters submitted to the stockholders, except with respect to certain matters that will affect them adversely as class, and are not entitled to receive dividends.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period and the conversion price or how the conversion price will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period and the exchange price or how the exchange price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of our preferred stock under this prospectus, the shares will be fully paid and nonassessable and, unless specified in the applicable prospectus supplement, will not have or be subject to any rights of first refusal or similar rights.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Corporate Governance Agreement

In connection with the Share Purchase with Scient’x, we entered into a corporate governance agreement with HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., which we otherwise refer to collectively as HealthpointCapital or the selling stockholders herein, pursuant to which HealthpointCapital has agreed generally not to, directly or indirectly, and subject to certain exceptions, effect, seek, offer or propose to effect or participate in any arrangement or scheme to acquire any of our securities, to join any group regarding any transaction to acquire our securities, or to make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving us or our securities or assets. However, HealthpointCapital may make a proposal to an independent committee of our board of directors with respect to certain of these transactions, so long as any such proposal is not publicly disclosed. HealthpointCapital has further agreed that if it becomes aware that it beneficially owns more than a permitted number of our shares set forth in the agreement, then it shall promptly take all action necessary to reduce the number of beneficially owned shares in the aggregate to a permitted number of shares.

HealthpointCapital has also agreed that it will not transfer or permit any of its affiliates or associates to transfer any of its shares, except for transfers where no transferee would beneficially own more than the number of shares beneficially owned by HealthpointCapital as of the date of the agreement, transfers to its controlled affiliates, provided that such affiliate becomes a signatory to the agreement, transfers pursuant to a tender or exchange offer, merger or other business combination approved by the board of directors, transfers approved by an independent committee of the board of directors, or transfers to its limited or general partners, if, as a result, no transferee would beneficially own more than the number of shares held by HealthpointCapital as of the date of the corporate governance agreement.

Registration Rights

Earlier Registration Rights Agreements

Pursuant to a stockholders’ agreement dated as of March 17, 2005, a copy of which has been filed as an exhibit to the registration statement to which this prospectus is a part, holders of 13,815,700 shares of our common stock (or shares issuable upon exercise of stock options) as of April 1, 2010, including HealthpointCapital and its affiliates, have piggyback registration rights that entitle them to cause us to register those shares under the Securities Act. If we propose to register any of our common stock under the Securities Act, the holders of these registrable securities are entitled to include their common stock in the registration, subject to the certain conditions and limitations. These registration rights are subject to the terms and conditions of the stockholders’ agreement, including the right of the underwriters of an offering to limit the number of shares included in any such registration under certain circumstances. We are generally required to pay all expenses of each such registration, including the fees and disbursements of one legal counsel for the holders of registrable securities, but excluding underwriters’ discounts and commissions. We have agreed to indemnify holders whose shares are registered pursuant to such registration rights against liabilities under the Securities Act.

Pursuant to the subscription agreement, we have also agreed to use commercially reasonably efforts to prepare and file a registration statement on Form S-3 covering the resale of 3,937,007 shares of our common stock sold to HealthpointCapital Partners II, L.P. in June 2009.

In connection with the registration rights agreement entered into in connection with the Share Purchase, HealthpointCapital has agreed to waive all of its registration rights set forth in the stockholder’s agreement and the June 2009 subscription agreement, provided that such registration rights agreement is in effect.

Registration Rights Agreement with Scient’x Shareholders

In connection with the closing of the Share Purchase, we entered into a registration rights agreement with HealthpointCapital and the other Scient’x shareholders, which we refer to collectively as the Registration Rights Holders, pursuant to which the Registration Rights Holders have registration rights with respect to the shares issued in the Share Purchase and any other of our shares held by such stockholders that constitute “restricted securities” under Rule 144 of the Securities Act, which we refer to as the Registrable Shares.

Pursuant to the registration rights agreement, a copy of which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2010, the Registration Rights Holders have demand and piggy-back registration rights with respect to the Registrable Shares. At any time after June 24, 2010, HealthpointCapital may demand that we register all or a portion of the Registrable Shares for sale under the Securities Act, so long as the market value of such securities on the date of such request is at least $10 million or represent 3% of the total outstanding shares of our common stock. We will effect the registration as requested, unless disinterested members of our board of directors determine that such registration would materially interfere with any pending or contemplated acquisition, divestiture, financing, registered primary offering or other transaction, or would be materially detrimental to us and our stockholders, in which case we will have the right to defer such registration for a period of up to 60 days.

In addition, if at any time we register any shares of our capital stock, other than in connection with (i) a registration pursuant to an exercise of demand rights described above, (ii) a registration relating solely to a business combination or merger involving us, (iii) a registration relating solely to our employee benefit plans, (iv) a registration relating to our reorganization or other transaction under Rule 145 of the Securities Act, or (v) any registration on any form that does not include substantially the same information as would be required to be included in a registration covering the sale of Registrable Securities, the Registration Rights Holders are entitled to notice of the registration and to include all or a portion of their Registrable Shares in the registration.

A holder’s right to demand or include Registrable Shares in a registration is subject to the right of the underwriters to limit the number of shares included in the offering.

Subject to certain exceptions and provided our officers and directors enter into similar agreements, in connection with a piggy-back registration, the Registration Rights Holders have agreed that they will not effect any public sale or distribution of our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, during the 10 days prior to and the 90 days after the effective time of any underwritten piggy-back registration in which any of such Registration Rights Holder’s Registrable Shares are included.

The registration rights agreement contains customary provisions allocating rights and responsibilities and obligating us and the Registration Rights Holders to indemnify each other against certain liabilities arising from any registration of securities.

The Registration Rights Holders have waived their right to include their Registrable Shares in the registration statement to which this prospectus forms a part.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Amended and Restated Certificate of Incorporation and By-laws Provisions

Board of Directors. Our restated by-laws provide that:

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subject to the rights of the holders of any class or series of preferred stock then outstanding, our directors may be removed only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares then entitled to vote at an election of directors voting together as a single class, unless otherwise specified by law or by the amended and restated certificate of incorporation; and

•

any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

These provisions could discourage, delay or prevent a change in control of our company or an acquisition of our company at a price which many stockholders may find attractive. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or attempting to change the composition or policies of our board of directors.

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation and by-laws also provide that:

•	stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting;

•	stockholder action may not be taken by written action in lieu of a meeting;

•	special meetings of stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors; and

•	in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding specified information and advance notice to us.

These provisions could delay, until the next stockholders’ meeting, actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because a person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders’ meeting, and not by written consent.

Indemnification. Our amended and restated certificate of incorporation provides that no director of our company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation also provides that if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. The amended and restated certificate of incorporation further provides that no amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our amended and restated certificate of incorporation further provides for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

We conduct some of our operations through our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries’ creditors would include trade creditors, debt holders, secured creditors and taxing authorities. Except as we may provide in a prospectus supplement, neither the debt securities nor the indentures restrict us or any of our subsidiaries from incurring indebtedness or from imposing restrictions on the ability of our subsidiaries to pay dividends to us or others. Under this caption, the phrase “the Company” refers solely to Alphatec Holdings, Inc.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be payable in currency of the United States or in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the aggregate principal amount and any limit on the amount that may be issued;

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the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to extend the period of payment of interest and the maximum length of any such extension;

•	the date, if any, after which, and the price at which, we may, at our option, redeem debt securities of the series pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, debt securities of the series;

•	a discussion on any material or special United States federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities of ours. We will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, if we are not the surviving entity in any such transaction, our successor or the acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

We will set forth in the applicable prospectus supplement the events of default under the indentures with respect to any series of debt securities that we may issue.

No event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then, if so specified in the applicable prospectus supplement, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been remedied or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the debt securities of a series;

•	reducing the principal amount, reducing the rate of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, accompanied by a written instrument of transfer if so required by us or the security registrar, at the office of the security registrar designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar that we initially designate for any debt securities.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series presented at the office or agency designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. We will name in the applicable prospectus supplement the office or agency that we initially designate for the debt securities of a particular series. We will maintain an office or agency in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The obligations of the Company pursuant to any subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer in a primary offering under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of April 1, 2010, there were no outstanding warrants to purchase shares of our common stock.

Description of Units

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities or warrants in one or more series in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” and “Description of Warrants,” as applicable, will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “—Legal Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Selling Stockholders

We are registering an aggregate of 20,031,646 shares of common stock to permit HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., which we refer to collectively as HealthpointCapital or the selling stockholders herein, and their permitted assigns that receive their shares after the date of this prospectus, to resell the shares in the manner contemplated under “Plan of Distribution.”

The table below presents information regarding the beneficial ownership of outstanding shares of common stock by the selling stockholders and the shares that they may sell or otherwise dispose of from time to time under this prospectus. Information concerning the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement if and when necessary and required. The shares set forth below may also be sold by certain transferees or successors-in-interest of the selling stockholders.

The number of shares of common stock in the column “Number of Shares Offered Hereby” represents all of the shares of common stock that the selling stockholders may offer under this prospectus. In addition, the table assumes that the selling stockholders will sell all of such shares. However, because the selling stockholders may offer from time to time all or some of their shares under this prospectus, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold or otherwise disposed of by the selling stockholders or that will be held by the selling stockholders after completion of such sales. We do not know how long the selling stockholders will hold the shares before selling them.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes to the following table, the selling stockholders have sole voting and investment power with respect to the shares set forth below. The percentage of beneficial ownership is based on 78,081,049 shares of common stock outstanding on April 1, 2010.

Name of Stockholder	Shares Beneficially Owned			Number of Shares Offered Hereby	Shares Beneficially Owned After Sale of Shares Offered Hereby
	Number(1)		Percentage		Number	Percentage
HealthpointCapital Partners, L.P.	20,077,173		25.7%	13,344,639	6,732,534	8.6%
HealthpointCapital Partners II, L.P.	22,454,744	(2)	28.8%	6,687,007	15,767,737	20.2%

Total	42,531,917		54.5%	20,031,646	22,500,271	28.8%

(1)	Based upon information provided by the selling stockholders and public documents filed with the SEC, as of the date of this prospectus the selling stockholders are the owners of 42,531,917 shares of common stock. This includes 20,077,173 shares owned by HealthpointCapital Partners, L.P. and 22,454,744 shares owned by HealthpointCapital Partners II, L.P. Mortimer Berkowitz III and John H. Foster, who are directors of Alphatec, are managing members of HGP, LLC, which is the general partner of HealthpointCapital Partners, L.P. Messrs. Berkowitz and Foster are also managing members of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, L.P. Messrs. Berkowitz and Foster disclaim beneficial ownership of such shares except as to the extent of his pecuniary interest in such shares.
(2)	Includes 1,344,000 shares of common stock owned by HCPII Co-Invest Vehicle II, LP.

HealthpointCapital acquired the shares included in the table above as follows:

In March 2005, HealthpointCapital Partners, L.P. purchased 3,258,664 shares of our Series B common stock and 4,000,000 shares of our Series B preferred stock for an aggregate purchase price of $40,000,000. In connection with our initial public offering in June 2006, we completed a reorganization transaction pursuant to which holders of shares of Series B common stock received dividends consisting of a combination of shares of our common stock, shares of our new redeemable preferred stock, and cash. Each share of Series B common stock was subsequently converted into 3.57 shares of our common stock. Additionally, shares of Series B preferred stock were redeemed for a combination of shares of our common stock, shares of our new redeemable preferred stock and cash. In connection with the reorganization transaction, HealthpointCapital Partners, L.P. received an aggregate of 13,344,639 shares of our common stock. These shares are being offered by HealthpointCapital Partners, L.P. under this prospectus and are included in the above table under the caption “Number of Shares Offered Hereby.”

In connection with our September 2007 public offering of 10,000,000 shares of common stock, HealthpointCapital Partners II, L.P. purchased 2,750,000 shares of our common stock at the public offering price of $3.45 per share, for an aggregate purchase price of $9,487,500.

In June 2009, HealthpointCapital Partners II, L.P. purchased 3,937,007 shares of our common stock at a price of $2.54 per share in a private placement for an aggregate purchase price of approximately $10.0 million. These shares, together with the 2,750,000 shares acquired in September 2007, are being offered by HealthpointCapital Partners II, L.P. under this prospectus and are included in the above table under the caption “Number of Shares Offered Hereby.”

On March 26, 2010, we completed the Share Purchase. The transaction was structured as an all stock transaction such that 100% of outstanding Scient’x stock was exchanged pursuant to a fixed ratio for 24,000,000 shares of our common stock. The consideration paid for 100% of the outstanding Scient’x stock was 23,730,644 shares of our common stock, which reflected a reduction in the 24,000,000 shares calculated at the closing in exchange for our payment of certain fees and expenses incurred by HealthpointCapital in connection with the Share Purchase. Alphatec shareholders who owned shares of our capital stock prior to the Share Purchase own approximately 69% of the combined company and approximately 31% is owned by former Scient’x shareholders.

As of February 1, 2010, HealthpointCapital and its affiliates in the aggregate held approximately 39.5% of the shares of our common stock and approximately 94.8% of the shares of Scient’x. Accordingly, they received shares of our common stock in connection with the Share Purchase proportional to their ownership interests in Scient’x. At the closing on March 26, 2010, HealthpointCapital Partners I, L.P. received 6,732,534 shares of our common stock and HealthpointCapital Partners II, L.P. received 15,767,737 shares of our common stock in consideration of their shares in Scient’x, after reduction for our payment of certain fees and expenses incurred by them in connection with the Share Purchase. These shares are not being offered under this prospectus.

Five of our directors, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil and Stephen J. Hochschuler, M.D., are beneficial owners of or affiliated with HealthpointCapital, LLC, which is the ultimate parent of HealthpointCapital, and Messrs. Berkowitz, Foster and Molson are also directors of either Scient’x or an affiliate of Scient’x. Following the Share Purchase, HealthpointCapital, together with its affiliates, beneficially owns approximately 55.4% of our common stock based on shares outstanding as of April 1, 2010.

In connection with the Share Purchase, we entered into a corporate governance agreement with HealthpointCapital. See “Description of Capital Stock—Corporate Governance Agreement.” In addition, in connection with the closing of the Share Purchase, we entered into a registration rights agreement with HealthpointCapital, and we have previously entered into agreements with HealthpointCapital in which we have granted registration rights. See “Description of Capital Stock—Registration Rights.”

Plan of Distribution

We or the selling stockholders may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We or the selling stockholders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we or the selling stockholders will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or the selling stockholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us or the selling stockholders to indemnification by us or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

The selling stockholders may also use any one or more of the following methods when selling shares of common stock:

•	on The NASDAQ Global Market (or any other exchange on which the shares may be listed);

•	on the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the offering by the selling stockholders.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that such transactions meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify the selling stockholders and each of their officers, directors, partners and controlling persons against certain liabilities, including liabilities under the Securities Act and Exchange Act, relating to the registration of the shares offered by this prospectus.

If so indicated in the applicable prospectus supplement, we and/or the selling stockholders will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

We may provide agents and underwriters with indemnification against civil liabilities related to an offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us, the selling stockholders or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Legal Matters

Certain legal matters with respect to the validity of the issuance of the securities offered us in this offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. As of the date of this prospectus supplements, a member of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. owns 16.25 common units in HealthpointCapital, LLC, which has an ownership interest in HGP, LLC and HGP II, LLC, which are general partners of HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., respectively. HealthpointCapital, LLC and its affiliates hold approximately 55.4% of our voting shares.

Experts

The consolidated financial statements of Alphatec Holdings, Inc. appearing in Alphatec Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 (including the schedule appearing therein), and the effectiveness of Alphatec Holdings, Inc.’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Scient’x S.A. as of and for the years ended December 31, 2009 and 2008 incorporated in this registration statement by reference have been audited by Deloitte & Associes, independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information filed with the SEC, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available at the SEC’s Web site at http://www.sec.gov.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K or portions of other documents not deemed to be filed):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed on March 2, 2010 and amended on April 2, 2010 and April 8, 2010 (File No. 000-52024);

•	Our Current Reports on Form 8-K filed on February 10, 2010, February 10, 2010, March 22, 2010, March 31, 2010 and April 1, 2010 (File No. 000-52024);

•

The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with SEC on May 26, 2006, including any subsequent amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to:

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

(760) 431-9286

Attn: Corporate Secretary

16,000,000 Shares

Common Stock

Prospectus Supplement

Joint Book-Running Managers

Jefferies & Company	Canaccord Adams

Co-Managers

Cowen and Company	Lazard Capital Markets

April     , 2010